Exhibit 10.1

TRANSITION SERVICES AGREEMENT

This Transition Services Agreement (this “Agreement”), dated October 7, 2016, is between Calx Minerals, LLC, a Colorado limited liability company (“Seller”), and RMR Aggregates, Inc., a Colorado corporation (“Buyer”) but to be effective September 30, 2016. This Agreement is being executed in connection with the Closing of the transaction under that certain Asset Purchase Agreement dated even date herewith (the “APA”). Capitalized terms not otherwise defined in this Agreement shall have the respective meanings given to such terms in the APA. In the event of any conflict between the provisions of this Agreement and the provisions of the APA, the provisions of the APA shall control. None of the provisions contained in this Agreement supersede or replace the provisions of the APA.

In anticipation of Closing under the terms of the APA, Buyer has requested Seller to perform, after Closing, certain transition services with regard to the Purchased Assets being conveyed as contemplated pursuant to the APA. Seller shall provide certain transition services, as provided herein, on the following terms and conditions.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement and in the APA, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Provision of Services. Seller hereby agrees to provide to Buyer the following transition services with respect to the Purchased Assets (the “Transition Services”):

a) Beginning on and after the Closing Date and during the remaining Term of this Agreement, Seller will provide the following services with respect to the Purchased Assets:

(i)        Maintenance and support of relevant existing computer and information technology services necessary to continue business operations of the Purchased Assets, including application support; desktop hardware and software support, local and long-distance telephone equipment & service; email service; field automation equipment and services; including internet service and Seller’s network.

(ii)        Seller shall cooperate with and provide any assistance requested by Buyer in order to transfer any licenses, permits and right of ways related to the Purchased Assets, including but not limited to the following: the utility right of way, reclamation permit, the storm water management plan permit, air pollution emission permit, CDOT permit, transfer trail and improvement plan, and division of reclamation mining and safety permit. Seller shall maintain its permits (and not allow any permits to lapse or expire unless agreed to in writing by Buyer) and pay any related fees associated therewith (subject to prompt subsequent reimbursement by Buyer so long as such fees are consistent with past practice and in accordance with the ordinary practices of the Business) until such permits are transferred to Buyer. Buyer shall use commercially reasonable efforts to transfer such permits after Closing.

(iii)       Seller shall provide Buyer with any assistance that Buyer needs in order to resolve the AM-2 permit boundary issue with the BLM.

(iv)        Seller shall pay all accounts payable and accrued payment obligations to the extent relating to or arising out of the Business on or prior to September 30, 2016 no later than ten (10) days following the Closing Date and provide evidence in writing thereof to Buyer within the same time period.

(v)         Seller shall provide cooperation with third party service providers or vendors and provider cooperation with and reasonable information to such providers in order to facilitate the transfer of any services or contracts as contemplated by the APA or Transaction Documents to Buyer.

(vi)        Seller shall compute and file its Colorado sales tax return with the Colorado Department of Revenue no later than ten (10) days after the Closing Date.

(vii)        Beginning on the Closing Date and, thereafter, Buyer shall have right to use Seller’s names and marks included in the Purchased Assets in the conduct of the Business.

(viii) Seller shall remain in existence until this Agreement is terminated.

(xi) Between September 30, 2016 and the Closing Date, Seller shall timely pay all cash expense payable items consistent with past practice and in the ordinary course of Business and provide a record to Buyer indicating such items have been timely paid; provided however Seller shall not make any payments in excess of $5,000 without Buyer’s prior written approval unless such items are listed on the accounts payable list that Buyer and Seller jointly prepared as contemplated by the APA. Further, Seller shall pay all mill site expenses and shall be fully responsible for such mill site expenses that were incurred on or before September 30, 2016 even if such items are invoiced subsequent to September 30, 2016 and Seller shall not be due any reimbursement from Buyer, such expenses being the full responsibility of Seller.

b) In order to accommodate the transition of the Purchased Assets, Seller shall provide to Buyer in a mutually acceptable manner and format the transfer of records, and if applicable by electronic transfer, including scheduled updates, as necessary and agreed, during the term of this Agreement, with respect to the following:

(i)        Accounting - accounting information relating to the Purchased Assets from Seller’s system, and any other computer-stored information;

(ii)        Contract Administration - Computer records, including those from the contract management system and the records management system, regarding contracts or contract briefs/summaries related to the Purchased Assets, including information regarding contracts;

(iii)        Permits, licenses, and right of ways and computer records regarding permits, licenses, and rights of way, including but not limited to the following: the utility right of way, reclamation permit, the storm water management plan permit, air pollution emission permit, transfer trail and improvement plan, CDOT permit, and division of reclamation mining and safety permit.

(iv)        Maps and Drawings - Digitized maps and engineering drawings related to the Purchased Assets.

2. Term. This Agreement shall terminate when the Transition Services contemplated in this Section 1 are complete and Buyer has provided a writing to Seller evidencing such termination.

3. Notices. Any notices to be given hereunder shall be given in the manner as set forth in the APA.

4. Modifications. Any changes or modifications to this Agreement shall be in writing and signed by all of the parties hereto.

5. Entire Agreement. This Agreement together with the APA constitutes the entire agreement between the parties with respect to the subject matter hereof.

6. Further Assurances. Each party will execute and deliver such further certificates, agreements and other documents and take such other actions as the other party may reasonably request or as may be necessary or appropriate to consummate or implement the transactions contemplated by this Agreement or to evidence such events or matters.

7. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that neither party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party hereto.

8. Governing Law. ALL QUESTIONS CONCERNING THE CONSTRUCTION, INTERPRETATION AND VALIDITY OF THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE DOMESTIC LAWS OF THE STATE OF COLORADO, WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER IN THE STATE OF COLORADO OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THOSE OF THE STATE OF COLORADO.

9.       Independent Contractor. Nothing in this agreement shall create or be deemed to create an employment, agency, joint venture or partnership relationship between Seller and Buyer.

10.       Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

11.       Counterparts, Facsimile Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signature and delivery by facsimile or other electronic method such as transfer of a PDF file by electronic mail shall be sufficient to evidence a party’s intention to be bound hereby.

[SIGNATURE PAGE FOLLOWS]

Please indicate your agreement to the foregoing terms and conditions by executing in the spaces provided below.

CALX MINERALS, LLC

By: /s/ Peter Babin

Name: Peter Babin

Title: Chief Executive Officer and Manager

RMR AGGREGATES, INC.

By: /s/ Gregory M. Dangler

Name: Gregory M. Dangler

Title: President

Page 5 of 5